UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2011

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2011, the Board of Directors (the “Board”) of Schiff Nutrition International, Inc. (the “Company”) appointed Richard G. Wolford as a director of the Company to hold office until his successor is qualified and elected or until his earlier death, resignation or removal.  Mr. Wolford was also appointed as a member of the Board’s Audit Committee.

Mr. Wolford will receive compensation for his service on the Board and the Audit Committee in a manner consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 27, 2010.  The Company will also enter into the Company’s standard form of indemnification agreement with Mr. Wolford.  Pursuant to the agreement, Mr. Wolford will be entitled to indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the agreement.

On September 8, 2011, the Company issued a press release announcing the appointment of Mr. Wolford, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

   99.1  Press Release dated September 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer

Date: September 9, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 8, 2011.